Exhibit 10.1

SPLIT-OFF AGREEMENT

This SPLIT-OFF AGREEMENT, dated as of                  , 2016 (this “Agreement”), is entered into by and among Valeritas Holdings, Inc., (formerly Cleaner Yoga Mat, Inc.), a Delaware corporation (the “Seller”), CYGM Operating Corp., a Florida corporation (“Split-Off Subsidiary”), and Leisa Swanson (“Buyer”).

R E C I T A L S:

WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of Split-Off Subsidiary; Split-Off Subsidiary is a wholly owned subsidiary of Seller which will acquire all the business assets and liabilities previously held by Seller; and Seller has no other businesses or operations prior to the Merger (as defined herein);

WHEREAS, contemporaneously with the execution of this Agreement, Seller, Valeritas, Inc. a Delaware corporation (“PrivateCo”), a newly formed wholly owned subsidiary of Seller, Valeritas Acquisition Corp. (“Acquisition Sub”), and certain other parties thereto, will enter into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which Acquisition Sub will merge with and into PrivateCo with PrivateCo remaining as the surviving entity (the “Merger”); and the equity holders of PrivateCo will receive securities of Seller in exchange for their equity interests in PrivateCo;

WHEREAS, the execution, delivery of this Agreement, and the consummation of the assignment, assumption, purchase and sale transactions contemplated by this Agreement are conditions to the completion of the Merger pursuant to the Merger Agreement, and Seller has represented to PrivateCo in the Merger Agreement that the transactions contemplated by this Agreement will be consummated prior to or contemporaneously with the closing of the Merger, and PrivateCo relied on such representation in entering into the Merger Agreement;

WHEREAS, in connection with and, in furtherance of the closing of the transactions contemplated by the Merger Agreement and the Merger, including consummation of the transactions contemplated by this Agreement, the Buyer has entered into that certain Split-Off Escrow Agreement, dated                  , 2016 (the “Split-Off Escrow Agreement) with Montrose Capital Limited, as Buyers’ Representative (as defined in the Split-Off Escrow Agreement) and CKR Law LLP, as the Escrow Agent, and executed and delivered the items required to be delivered thereunder;

WHEREAS, Buyer desires to purchase the Shares (as defined in Section 2.1) from Seller, and to assume, as between Seller and Buyer, all responsibility for any debts, obligations and liabilities of Seller and Split-Off Subsidiary, on the terms and subject to the conditions specified in this Agreement; and

WHEREAS, Seller desires to sell and transfer the Shares to Buyer, on the terms and subject to the conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

I. ASSIGNMENT AND ASSUMPTION OF SELLER’S ASSETS AND LIABILITIES.

Subject to the terms and conditions provided below:

1.1 Assignment of Assets. Seller hereby contributes, assigns, conveys and transfers to Split-Off Subsidiary, and Split-Off Subsidiary hereby receives, acquires and accepts, all assets and properties of Seller as of the Closing Date (as defined below) immediately after giving effect to the Merger at the Effective Time, including but not limited to the following, but excluding in all cases (i) the right, title and assets of Seller in, to and under the Transaction Documents), and (ii) the capital stock of PrivateCo and Split-Off Subsidiary:

(a) all pre-Merger cash and cash equivalents;

(b) all pre-Merger accounts receivable;

(c) all pre-Merger inventories of raw materials, work in process, parts, supplies and finished products;

(d) all right, title and interest, of record, beneficial or otherwise, in and to and stock, membership interests, partnership interests or other equity or ownership interests in any corporation, limited liability company, partnership or other entity, and all bonds, debentures, notes or other securities;

(e) all of Seller’s rights, title and interests in, to and under all contracts, agreements, leases, licenses (including software licenses), supply agreements, consulting agreements, commitments, purchase orders, customer orders and work orders, and including all of Seller’s rights thereunder to use and possess equipment provided by third parties, and all representations, warranties, covenants and guarantees related to the foregoing (provided that, to the extent any of the foregoing or any claim or right or benefit arising thereunder or resulting therefrom is not assignable by its terms or the assignment thereof shall require the consent or approval of another party thereto, this Agreement shall not constitute an assignment thereof if an attempted assignment would be in violation of the terms thereof or if such consent is not obtained prior to the Effective Time, and in lieu thereof Seller shall reasonably cooperate with Split-Off Subsidiary in any reasonable arrangement designed to provide Split-Off Subsidiary the benefits thereunder or any claim or right arising thereunder);

(f) all intellectual property, including but not limited to issued patents, patent applications (whether or not patents are issued thereon and whether modified, withdrawn or resubmitted), unpatented inventions, product designs, copyrights (whether registered or unregistered), know-how, technology, trade secrets, technical information, notebooks, drawings, software, computer coding (both object and source) and all documentation, manuals and drawings related thereto, trademarks or service marks and applications therefor, unregistered trademarks or service marks, trade names, logos and icons and all rights to sue or recover for the infringement or misappropriation thereof;

(g) all fixed assets, including but not limited to the machinery, equipment, furniture, vehicles, office equipment and other tangible personal property owned or leased by Seller;

(h) all customer lists, business records, customer records and files, customer financial records, and all other files and information related to customers, all customer proposals, all open service agreements with customers and all uncompleted customer contracts and agreements; and

(i) to the extent legally assignable, all licenses, permits, certificates, approvals and authorizations issued by Governmental Entities and necessary to own, lease or operate the assets and properties of Seller and to conduct Seller’s business as it is presently conducted;

all of the foregoing being referred to herein as the “Assigned Assets.”

1.2 Assignment and Assumption of Liabilities. Seller hereby assigns to Split-Off Subsidiary, and Split-Off Subsidiary hereby assumes and agrees to pay, honor and discharge all debts, adverse claims, liabilities, judgments and obligations, including tax obligations, of Seller as of the Closing Date immediately after the Effective Time, whether accrued, contingent or otherwise and whether known or unknown, including those that may arise post-Closing Date but were incurred prior to the Closing Date, and any liabilities associated with the Assigned Assets, including those arising under any law (including the common law) or any rule or regulation of any Governmental Entity or imposed by any court or any arbitrator in a binding arbitration resulting from, arising out of or relating to the assets, activities, operations, actions or omissions of Seller, or products manufactured or sold thereby or services provided thereby, or under contracts, agreements (whether written or oral), leases, commitments or undertakings thereof, which shall include but not be limited to those included on Exhibit A attached hereto, but excluding in all cases the obligations of Seller under the Transaction Documents (all of the foregoing being referred to herein as the “Assigned Liabilities”).

The assignment and assumption of Seller’s assets and liabilities provided for in this Article I is referred to as the “Assignment.”

II. PURCHASE AND SALE OF STOCK.

2.1 Purchased Shares. Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 3.1), all of the issued and outstanding shares of capital stock of Split-Off Subsidiary (the “Shares”), as set forth in Exhibit B attached hereto.

2.2 Purchase Price. The purchase price for the Shares shall consist of the transfer and delivery by Buyer to Seller of the type and number of shares of common stock and other securities of Seller that Buyer owns (the “Purchase Price Securities”), as set forth in Exhibit B attached hereto, deliverable as provided in Section 3.3.

III. CLOSING.

3.1 Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place prior to or contemporaneously with the closing of the Merger immediately after the Effective Time. The date on which the Closing occurs shall be referred to herein as the “Closing Date.”

3.2 Transfer of Shares. At the Closing, Seller shall deliver to Buyer certificates representing the Shares purchased by Buyer, duly endorsed to Buyer or as directed by Buyer, which delivery shall vest Buyer with good and marketable title to such Shares, free and clear of all liens and encumbrances.

3.3 Payment of Purchase Price. At the Closing, Buyer shall deliver to Seller a certificate or certificates representing Buyer’s Purchase Price Securities duly endorsed to Seller, which delivery shall vest Seller with good and marketable title to the Purchase Price Securities, free and clear of all liens and encumbrances.

3.4 Transfer of Records. On or before the Closing, Seller shall transfer to Split-Off Subsidiary all existing corporate books and records in Seller’s possession relating to Split-Off Subsidiary and its business, including but not limited to all agreements, litigation files, real estate files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Split-Off Subsidiary, only copies of such documents need be furnished. On or before the Closing, Buyer and Split-Off Subsidiary shall transfer to Seller all existing corporate books and records in the possession of Buyer or Split-Off Subsidiary relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Split-Off Subsidiary or its business, only copies of such documents need be furnished.

3.5 Instruments of Assignment. At the Closing, Seller and Split-Off Subsidiary shall deliver to each other such instruments providing for the Assignment as the other may reasonably request (the “Instruments of Assignment”).

IV. BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller and Split-Off Subsidiary that:

4.1 Capacity and Enforceability. Buyer has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of Buyer, enforceable in accordance with their terms.

4.2 Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party or by which Buyer is bound.

4.3 Purchase for Investment. Buyer is financially able to bear the economic risks of acquiring the Shares and the other transactions contemplated hereby, and has no need for liquidity in his or her investment in the Shares. Buyer has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of Split-Off Subsidiary (after giving effect to the Assignment), so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares and the other transactions contemplated hereby. Buyer is acquiring the Shares solely for his or her own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyer has (i) received all the information he or she has deemed necessary to make an informed decision with respect to the acquisition of the Shares and the other transactions contemplated hereby; (ii) had an opportunity to make such investigation as he or she has desired pertaining to Split-Off Subsidiary (after giving effect to the Assignment) and the acquisition of an interest therein and the other transactions contemplated hereby, and to verify the information which is, and has been, made available to him or her; and (iii) had the opportunity to ask questions of Seller concerning Split-Off Subsidiary (after giving effect to the Assignment). Buyer acknowledges that Buyer is a director and officer of Seller and Split-Off Subsidiary immediately prior to the Effective Time and, as such, has actual knowledge of the business, operations and financial affairs of Split-Off Subsidiary (after giving effect to the Assignment). Buyer has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Buyer realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Buyer understands that any resale of the Shares by him or her must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for Split-Off Subsidiary at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Buyer acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND

QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Buyer understands that the Shares are being sold to him or her pursuant to the exemption from registration contained in Section 4(1) of the Securities Act and that Seller is relying upon the representations made herein as one of the bases for claiming the Section 4(1) exemption.

4.4 Liabilities. Following the Closing, Seller will have no liability for any debts, liabilities or obligations of Split-Off Subsidiary or its business or activities, or the business or activities of Seller prior to the Closing that are unrelated to the business of PrivateCo, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to Split-Off Subsidiary or its business, or the business of Seller prior to the Closing that are unrelated to the business of PrivateCo, and that may survive the Closing.

4.5 Title to Purchase Price Securities. Buyer is the sole record and beneficial owner of the Purchase Price Securities. At Closing, Buyer will have good and marketable title to the Purchase Price Securities, which Purchase Price Securities are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.

V. SELLER’S AND SPLIT-OFF SUBSIDIARY’S REPRESENTATIONS AND WARRANTIES. Seller and Split-Off Subsidiary, as applicable, represent and warrant to Buyer that:

5.1 Organization and Good Standing. Each of Seller and Split-Off Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of their incorporation.

5.2 Authority and Enforceability. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and Split-Off Subsidiary and all such documents constitute valid and binding agreements of Seller and Split-Off Subsidiary enforceable in accordance with their terms.

5.3 Title to Shares. Seller is the sole record and beneficial owner of the Shares. At Closing, Seller will have good and marketable title to the Shares, which Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Buyer, except for restrictions on transfer as contemplated by Section 4.3 above. The Shares constitute all of the issued and outstanding shares of capital stock of Split-Off Subsidiary.

5.4 Representations in Merger Agreement. Split-Off Subsidiary represents and warrants that all of the representations and warranties by Seller, insofar as they relate to Split-Off Subsidiary, contained in the Merger Agreement are true and correct.

VI. OBLIGATIONS OF BUYER PENDING CLOSING. Buyer covenants and agrees that between the date hereof and the Closing:

6.1 Not Impair Performance. Buyer shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in Article VII.

6.2 Assist Performance. Buyer shall exercise reasonable best efforts to cause to be fulfilled those conditions precedent to Seller’s obligations to consummate the transactions contemplated hereby which are dependent upon actions of Buyer and to make and/or obtain any necessary filings and consents in order to consummate the transactions contemplated by this Agreement.

VII. OBLIGATIONS OF SELLER AND SPLIT-OFF SUBSIDIARY PENDING CLOSING. Seller and Split-Off Subsidiary covenant and agree that between the date hereof and the Closing:

7.1 Business as Usual. Split-Off Subsidiary shall operate and Seller shall cause Split-Off Subsidiary to operate in accordance with past practices and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with Split-Off Subsidiary. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, Split-Off Subsidiary shall (a) make all normal and customary repairs to its equipment, assets and facilities, (b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain Split-Off Subsidiary’s assets in their current operating condition and repair, ordinary wear and tear excepted. From the date of this Agreement until the Closing Date, Split-Off Subsidiary shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Neither Split-Off Subsidiary nor Seller shall take or omit to take any action that results in Buyer incurring any liability or obligation prior to or in connection with the Closing.

7.2 Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Buyer to satisfy his obligations as provided in Article VI.

7.3 Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Buyer’s obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Buyer to make and/or obtain any necessary filings and consents. Seller shall cause Split-Off Subsidiary to comply with its obligations under this Agreement.

7.4 Indemnification of the Escrow Agent. In consideration of the benefits to be derived by Seller from the Split-Off Escrow Agreement, as a third-party beneficiary under the Split-Off Escrow Agreement, Seller shall, from and at all times after the date of the Split-Off Escrow Agreement, indemnify and hold harmless the Escrow Agent and each partner, director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”), to the fullest extent permitted by law and to the extent provided herein, against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney’s fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to the Split-Off Escrow Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the Split-Off Escrow Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the parties under this section shall survive any termination of this Agreement.

VIII. SELLER’S AND SPLIT-OFF SUBSIDIARY’S CONDITIONS PRECEDENT TO CLOSING. The obligations of Seller and Split-Off Subsidiary to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Seller and PrivateCo in writing):

8.1 Representations and Warranties; Performance. All representations and warranties of Buyer contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing.

8.2 Additional Documents. Buyer shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

8.3 Release by Split-Off Subsidiary. At the Closing, Split-Off Subsidiary shall execute and deliver to Seller a general release which in substance and effect releases Seller and

PrivateCo from any and all liabilities and obligations that Seller and PrivateCo may owe to Split-Off Subsidiary in any capacity, and from any and all claims that Split-Off Subsidiary may have against Seller, PrivateCo or their respective managers, members, officers, directors, stockholders, employees and agents (other than those arising pursuant to this Agreement or any document delivered in connection with this Agreement).

8.4 Completion of Merger. The closing of the Merger pursuant to the Merger Agreement, and all of the transactions contemplated thereby, shall occur simultaneously.

IX. BUYER’S CONDITIONS PRECEDENT TO CLOSING. The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Buyer in writing):

9.1 Representations and Warranties; Performance. All representations and warranties of Seller and Split-Off Subsidiary contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller and Split-Off Subsidiary shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

X. OTHER AGREEMENTS.

10.1 Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

10.2 Confidentiality. Buyer shall not make any public announcements concerning this transaction without the prior written agreement of PrivateCo, other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Buyer shall return any information received by Buyer from Seller or Split-Off Subsidiary, and Buyer shall cause all confidential information obtained by Buyer concerning Split-Off Subsidiary and its business to be treated as such.

10.3 Brokers’ Fees. In connection with the transaction specifically contemplated by this Agreement, no party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

10.4 Access to Information Post-Closing; Cooperation.

(a) Following the Closing, Buyer and Split-Off Subsidiary shall afford to Seller and its authorized accountants, counsel and other designated representatives, reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) within the possession or control of Buyer or Split-Off Subsidiary insofar as such access is reasonably required by Seller. Information may be requested under this Section 10.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of Split-Off Subsidiary existing at the Closing Date shall be destroyed by Buyer or Split-Off Subsidiary after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Seller at least 30 days’ prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

(b) Following the Closing, Seller shall afford to Split-Off Subsidiary and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Seller’s possession or control relating to the business of Split-Off Subsidiary insofar as such access is reasonably required by Buyer. Information may be requested under this Section 10.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of Split-Off Subsidiary existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Buyer at least 30 days’ prior written notice, during which time Buyer shall have the right to examine and to remove any such files, books and records prior to their destruction.

(c) At all times following the Closing, Seller, Buyer and Split-Off Subsidiary shall use their reasonable efforts to make available to the other on written request, the current and former officers, directors, employees and agents of Seller or Split-Off Subsidiary for any of the purposes set forth in Section 10.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or Split-Off Subsidiary may from time to be involved.

(d) The party to whom any Information or witnesses are provided under this Section 10.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

(e) Seller, Buyer, Split-Off Subsidiary and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other’s representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party’s own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party’s auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons to whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

(f) Seller, Buyer and Split-Off Subsidiary shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

10.5 Guarantees, Surety Bonds and Letter of Credit Obligations. In the event that Seller is obligated for any debts, obligations or liabilities of Buyer or Split-Off Subsidiary by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller or Buyer on or prior to the Closing Date, Buyer and Split-Off Subsidiary shall use their best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Seller from any liability thereunder following the Closing. Buyer and Split-Off Subsidiary, jointly and severally, shall be responsible for, and shall indemnify, hold harmless and defend the Seller Indemnified Parties (as defined in Section 12.1 below) from and against, any Losses (as defined in Section 12.1 below) incurred by such Seller Indemnified Parties arising from such bonds, letters of credit and guarantees and any liabilities arising therefrom and shall reimburse such Seller Indemnified Parties for any payments that such Seller Indemnified Parties may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.

10.6 Filings and Consents. Buyer, at her risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the Shares. Buyer shall indemnify the Seller Indemnified Parties against any Losses incurred by such Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Seller to incur Losses or otherwise adversely affect Seller, Buyer and Split-Off Subsidiary confirm that the provisions of this Section 10.6 will not limit Seller’s right to treat such failure as the failure of a condition precedent to Seller’s obligation to close pursuant to Article VIII above.

10.7 Insurance. Buyer acknowledges that on the Closing Date, effective as of the Closing, any insurance coverage and bonds provided by Seller for Buyer or for Split-Off Subsidiary, and all certificates of insurance evidencing that Buyer or Split-Off Subsidiary maintain any required insurance by virtue of insurance provided by Seller, will terminate with respect to any insured damages resulting from matters occurring subsequent to Closing.

10.8 Agreements Regarding Taxes.

(a) Tax Sharing Agreements. Any tax sharing agreement between Seller and Split-Off Subsidiary is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year or a past year).

(b) Returns for Periods Through the Closing Date. Seller will include the income and loss of Split-Off Subsidiary (including any deferred income triggered into income by Reg. §1.1502-13 and any excess loss accounts taken into income under Reg. §1.1502-19) on Seller’s consolidated federal income tax returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. Seller and Split-Off Subsidiary agree to allocate income, gain, loss, deductions and credits between the period up to Closing (the “Pre-Closing Period”) and the period after Closing (the “Post-Closing Period”) based on a closing of the books of Split-Off Subsidiary, and both Seller and Split-Off Subsidiary agree not to make an election under Reg. §1.1502-76(b)(2)(ii) to ratably allocate the year’s items of income, gain, loss, deduction and credit. Seller, Split-Off Subsidiary and Buyer agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Buyer’s purchase of the Shares on Split-Off Subsidiary’s tax returns to the extent permitted by Reg. §1.1502-76(b)(1)(ii)(B). Buyer agrees to indemnify Seller for any additional tax owed by Seller (including tax owed by Seller due to this indemnification payment) resulting from any transaction engaged in by Split-Off Subsidiary or Seller (not related to the Merger) during the Pre-Closing Period or on the Closing Date before Buyer’s purchase of the Shares. Split-Off Subsidiary will furnish tax information to Seller for inclusion in Seller’s consolidated federal income tax return for the period which includes the Closing Date in accordance with Split-Off Subsidiary’s past custom and practice.

(c) Audits. Seller will allow Split-Off Subsidiary and its counsel to participate at Split-Off Subsidiary’s expense in any audit of Seller’s consolidated federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of Split-Off Subsidiary. Seller shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Seller in connection with any such audit and the resolution thereof, without receiving the consent of Buyer or Split-Off Subsidiary or any other party acting on behalf of Buyer or Split-Off Subsidiary, provided that Seller will not settle any such audit in a manner which would materially adversely affect Split-Off Subsidiary after the Closing Date unless such settlement would be reasonable in the case of a person that owned Split-Off Subsidiary both before and after the Closing Date. In the event that after Closing any tax authority informs Buyer or Split-Off Subsidiary of any notice of proposed audit, claim, assessment or other dispute concerning an amount of taxes which pertain to Seller, or to Split-Off Subsidiary during the period prior to Closing, Buyer or Split-Off Subsidiary must promptly notify Seller of the same within 15 calendar days of the date of the notice from the tax authority. In the event Buyers or Split-Off Subsidiary do not notify Seller within such 15 day period, Buyer and Split-Off Subsidiary, jointly and severally, will indemnify Seller for any incremental interest, penalty or other assessments resulting from the delay in giving notice. To the extent of any conflict or inconsistency, the provisions of this Section 10.8 shall control over the provisions of Section 12.2 below.

(d) Cooperation on Tax Matters. Buyer, Seller and Split-Off Subsidiary shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Split-Off Subsidiary shall (i) retain all books and records with respect to tax matters pertinent to Split-Off Subsidiary and Seller relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, Buyer agrees to cause Split-Off Subsidiary to allow Seller to take possession of such books and records.

10.9 ERISA. Effective as of the Closing Date, Split-Off Subsidiary shall terminate its participation in, and withdraw from, any employee benefit plans sponsored by Seller, and Seller and Buyer shall cooperate fully in such termination and withdrawal. Without limitation, Split-Off Subsidiary shall be solely responsible for (i) all liabilities under those employee benefit plans notwithstanding any status as an employee benefit plan sponsored by Seller, and (ii) all liabilities for the payment of vacation pay, severance benefits, and similar obligations, including, without limitation, amounts which are accrued but unpaid as of the Closing Date with respect thereto. Buyer and Split-Off Subsidiary acknowledge and agree that Split-Off Subsidiary is solely responsible for providing continuation health coverage, as required under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), to each person, if any, participating in an employee benefit plan subject to COBRA with respect to such employee benefit plan as of the Closing Date, including, without limitation, any person whose employment with Split-Off Subsidiary is terminated after the Closing Date.

XI. TERMINATION. This Agreement may be terminated at, or at any time prior to, the Closing by mutual written consent of Seller, Buyer and PrivateCo.

If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.

XII. INDEMNIFICATION.

12.1 Indemnification by Buyer and Split-Off Subsidiary. Buyer and Split-Off Subsidiary, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless Seller and PrivateCo, and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates (collectively, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Buyer set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Buyer to indemnify set forth in this Agreement) on the part of Buyer under this Agreement, (iii) any Assigned Asset or Assigned Liability or any other debt, liability or obligation of Split-Off Subsidiary or Buyer, (iv) the conduct and operations, (A) prior to Closing, of the business of Seller unrelated to the assets that are the subject of the Merger, (B) whether before or after Closing, of (X) the business of Seller pertaining to the Assigned Assets and Assigned Liabilities or (Y) the business of Split-Off Subsidiary, (v) claims asserted (including claims for payment of taxes), whether before or after Closing, (A) against Split-Off Subsidiary or Buyer or (B) pertaining to the Assigned Assets and Assigned Liabilities or to the business of Seller prior to the Closing, or (vi) any federal or state income tax payable by Seller or PrivateCo and attributable to the transactions contemplated by this Agreement, the business of Seller, or to the Buyer prior to the Closing. For the purposes of this Agreement, an “Affiliate” is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another specified person or entity.

12.2 Third Party Claims.

(a) Defense. If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Seller Indemnified Parties (the “Indemnitees”) by a third party after the Closing for which Buyer has an indemnification obligation under the terms of Section 12.1, then the Indemnitee shall notify Buyer (collectively, the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and, in connection therewith, to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(b) Failure to Defend. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate; provided however, that the Indemnitor shall, in the Indemnitee’s sole discretion, (i) promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim, or (ii) pay, in advance of any settlement or proceedings and in installments as reasonably agreed to by the parties, such sums and expenses reasonably expected to be incurred in connection with the defense of the Third-Party Claim and any settlement thereof. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

12.3 Non-Third-Party Claims. Upon discovery of any claim for which Buyer has an indemnification obligation under the terms of Section 12.1 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.

12.4 Survival. Except as otherwise provided in this Section 12.4, all representations and warranties made by Buyer, Split-Off Subsidiary and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Article XII shall terminate on the third (3rd) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party’s breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Buyer for Losses incurred by a Seller Indemnified Party due to breaches of its representations and warranties in Article IV of this Agreement, and (d) liability of Buyer for Losses arising out of Third-Party Claims for which Buyer has an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party’s right to assert a Third-Party Claim bars assertion of such claim.

XIII. MISCELLANEOUS.

13.1 Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Merger Agreement.

13.2 Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

(a)	If to Seller, addressed to:

Valeritas Holdings, Inc

750 Route 202 South, Suite 600

Bridgewater, New Jersey 08807

Main: 908-927-9920

Attn: John Timberlake, CEO

With a copy to (which shall not constitute notice hereunder):

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540-6241

Main: 609-919-6600

Attn: Emilio Ragosa

(b)	If to Buyer or Split-Off Subsidiary, addressed to:

Leisa Swanson

1370 Sawleaf Ct.

San Luis Obispo, CA 93401

or to such other address as any party hereto shall specify pursuant to this Section 13.2 from time to time.

13.3 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

13.4 Time. Time is of the essence with respect to this Agreement.

13.5 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.6 Further Acts and Assurances. From and after the Closing, Seller, Buyer and Split-Off Subsidiary agree that each will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of another party hereto, and without further consideration, cause the execution and delivery of such other instruments of conveyance, transfer, assignment or assumption and take such other action or execute such other documents as such party may reasonably request in order more effectively to convey, transfer to and vest in Buyer, and to put Split-Off Subsidiary in possession of, all Assigned Assets and Assigned Liabilities, and to convey, transfer to and vest in Seller and Buyer, and to them in possession of, the Purchase Price Securities and the Shares (respectively), and, in the case of any contracts and rights that cannot be effectively transferred without the consent or approval of another person that is unobtainable, to use its best reasonable efforts to ensure that Split-Off Subsidiary receives the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

13.7 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto and by PrivateCo. No provisions of this Agreement or any rights hereunder may be waived by any party without the prior written consent of PrivateCo.

13.8 Assignment. No party may assign his, her or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

13.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

13.10 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

13.11 Section Headings and Gender. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

13.12 Third-Party Beneficiary. Each of Seller, Buyer and Split-Off Subsidiary acknowledges and agrees that this Agreement is entered into for the express benefit of PrivateCo, and that PrivateCo is relying hereon and on the consummation of the transactions contemplated by this Agreement in entering into and performing its obligations under the Merger Agreement, and that PrivateCo shall be in all respects entitled to the benefit hereof and to enforce this Agreement as a result of any breach hereof.

13.13 Specific Performance; Remedies. Each of the parties to this Agreement acknowledges and agrees that, if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, irreparable damages would be incurred by the other parties to this Agreement and by PrivateCo. Accordingly, the parties to this Agreement agree that any party or PrivateCo will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 13.9, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and are in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

13.14 Submission to Jurisdiction; Process Agent; No Jury Trial.

(a) Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, in any action arising out of or relating to this Agreement, and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(b) EACH PARTY TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

13.15 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

[Signature page follows this page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Split-Off Agreement as of the day and year first above written.

SELLER:

Valeritas Holdings, Inc. (formerly known as Cleaner Yoga Mat, Inc.)

By:	/s/ Leisa Swanson
Name:	Leisa Swanson
Title:	President

SPLIT OFF SUBSIDIARY:

CYGM OPERATING CORP.

By:	/s/ Leisa Swanson
Name:	Leisa Swanson
Title:	President

BUYER:

LEISA SWANSON

/s/ Leisa Swanson

[Signature Page to the Split-Off Agreement]

EXHIBIT A

Liabilities

EXHIBIT B

Capital Stock of Split-Off Subsidiary

Buyer	Purchase Price Security	Number of Shares	Certificate No(s).
Common Stock

Split-Off Subsidiary	Shares	Number of Shares	Certificate No(s).
Common Stock